EXHIBIT 99.1


                        FIRST HARRISON BANK TO CLOSE ITS
                        CRANDALL, INDIANA, BRANCH OFFICE

      Corydon, Indiana - December 29, 2005 - First Harrison Bank, the banking subsidiary of First Capital, Inc. (Nasdaq: FCAP), has announced that it has filed notice with its primary banking regulator to close its branch located at 6040 Main Street Northeast in Crandall, Indiana. The proposed closing date is April 1, 2006.

      Once closed, the operations of the Crandall office will be consolidated with the operations of the Bank's nearby office located at 8095 Highway 135, New Salisbury, Indiana.

      First Capital, Inc. is the holding company for First Harrison Bank. First Harrison currently operates twelve full service offices in the Indiana communities of Corydon (2), Palmyra, New Salisbury, Crandall, Edwardsville, Hardinsburg, Greenville, New Albany (2), Floyds Knobs and Jeffersonville which provide deposit and lending services to customers in southeastern Indiana. First Harrison also offers online banking and electronic bill payments by accessing the Bank website at www.firstharrison.com.


Contact:

First Capital, Inc., Corydon, Indiana
William W. Harrod
812-738-2198, Ext. 226